Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED PLEDGE

AND COLLATERAL AGREEMENT

made by

BP EXPLORATION & PRODUCTION INC.

as Pledgor,

in favor of

JOHN S. MARTIN, JR. and KENT D. SYVERUD,

in their capacities as Individual Trustees of The Deepwater Horizon Oil Spill Trust,

as Pledgee

i

AMENDED AND RESTATED PLEDGE AND COLLATERAL AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of November 9, 2011, made by BP Exploration & Production Inc., a Delaware corporation (“Pledgor”), in favor of JOHN S. MARTIN, JR., and KENT D. SYVERUD, as individual trustees (each (together with any successor to such Trustee), a “Trustee” and, collectively (together with any successors to such Trustees), the “Trustees”), solely in their capacity as Trustees of The Deepwater Horizon Oil Spill Trust (the “Trust”), for the benefit of the Trust. The Trustees are also collectively referred to herein as “Pledgee”.

RECITALS

1. Pledgor has established the Trust pursuant to a Trust Agreement dated as of August 6, 2010 (the “Trust Agreement”) in order to provide funds for the satisfaction of resolved damage claims as more fully provided therein.

2. Pledgor and Trustees (i) entered into a Pledge and Collateral Agreement dated as of September 30, 2010 (the “Original Pledge and Collateral Agreement”) and (ii) now desire to amend and restate the Original Pledge and Collateral Agreement in its entirety.

3. To secure its agreement to make contributions to the Trust pursuant to the Trust Agreement, Pledgor has agreed to pledge to the Trustees, and grant to the Trustees a security interest in, the Collateral (as defined below) in accordance with this Agreement.

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Trustees hereby agree that the Original Pledge and Collateral Agreement is amended and restated in its entirety as follows:

1. Security For Obligations. This Agreement is made by Pledgor for the benefit of the Trustees to secure the obligations of Pledgor to make Contributions to the Trust in accordance with the Trust Agreement (the “Obligations”).

2. Definitions. The following capitalized terms used herein shall have the definitions specified below:

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Approved Petroleum Engineer” means Netherland, Sewell & Associates, Inc. or any other independent petroleum engineers selected by Pledgee and approved by Pledgor.

“Available Cash” means cash which is available in the accounts of Verano less such amounts as Verano reasonably deems necessary to retain for payment of current and future expenses.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor stature.

“Certificated Security” shall have the meaning set forth in Section 8.102(a)(4) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Contributions” shall have the meaning set forth in the Trust Agreement.

“Conveyance Document” means that certain Conveyance of Overriding Royalty Interest dated effective as of January 1, 2011, from Pledgor to Verano and any other document by which Pledgor conveys to Verano any Production Payment, as amended and restated as of the date hereof.

“Current Total Subject Amount” shall, as of any date of determination, be equal to the “Total Subject Amount” in effect on such date pursuant to the Conveyance Document adjusted to give effect to any additional payment of the Contributions made on or before the date of determination during the then current calendar quarter and that would not have been given effect under the Conveyance Document until the first day of the next calendar quarter.

An “Event of Default” shall have occurred if all of the Contributions then unmade are declared by the Trustees to be immediately due and payable to the Trust pursuant to and in accordance with Article II.C.4 of the Trust Agreement.

“Hydrocarbons” shall have the meaning set forth in the Conveyance Document.

“Hydrocarbons Sales Agreement” means the Hydrocarbons Sales Agreement dated effective January 1, 2011, between Pledgor and Verano.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Initial Reserve Report” means the reserve report dated April 7, 2011, prepared by the Approved Petroleum Engineer with respect to the Production Payment reserves.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by Pledgor in Verano.

“LLC Agreement” means the Limited Liability Company Agreement of Verano LLC dated as of September 30, 2010.

“Location” of Pledgor has the meaning set forth in Section 9.307 of the UCC.

A “Material Event” shall have occurred if (a) at any time after December 31, 2011, the average of the NYMEX WTI, when compared to the average of the NYMEX WTI for the last 90 days of 2011, declines by more than 30% for a period greater than 90 days or (b) based on the then most recent Reserve Report, a decline in production of Hydrocarbons from the Subject Interests in excess of 25% occurs and such decline is expected to continue for a period exceeding twelve months.

“Mortgage” means each document entitled Deed of Trust, Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement to be entered into by Verano as Trustor, to Kent D. Syverud as Trustee, for the benefit of the Trustees of the Trust, as Beneficiary, and for the benefit of the Trustees of the Trust, as Mortgagee, as security for the Obligations, as amended and restated as of the date hereof.

“NYMEX WTI” means the three-year forward strip prices published by the New York Mercantile Exchange for West Texas intermediate crude oil.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Original Pledge and Collateral Agreement” shall have the meaning set forth in Recital 2 hereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, government, sovereign state or any agency, authority or political subdivision thereof, international organization, agency or authority (in each case, whether or not having separate legal personality or any two or more of the foregoing).

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Pledgor Agreements” means the Trust Agreement, this Agreement, any Conveyance Document and the Hydrocarbons Sales Agreement.

“Proceeds” shall have the meaning set forth in Section 9.102(a)(65) of the UCC.

“Production Payment” means, at any time and from time to time, all overriding royalty interests granted by Pledgor to Verano and owned by Verano at such time.

“Production Payment Value” means, on each date of determination pursuant to the then most recent Reserve Report and using a current price deck based on the 90 day average, for the 90 days immediately prior to the date of determination, of NYMEX future strip prices for crude oil and natural gas for the applicable annual periods (with the price deck after the fifth year remaining flat at such fifth year prices), the PV-0 value of the Production Payment proved reserves as of such date.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Release Collateral” shall have the meaning set forth in Section 16(d) hereof.

“Reserve Report” means a report prepared by the Approved Petroleum Engineer setting forth, as of December 31st of the preceding year, the oil and gas reserves attributable to the Production Payment, together with a projection of the rate of production and future net revenue, taxes, operating expenses and capital expenditures with respect thereto as of such date prepared using methodologies consistent with those used in the preparation of the Initial Reserve Report and based upon economic assumptions that are reasonable at the time such report is prepared.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security” and “Securities” shall have the meaning set forth in Section 8.102(a)(15) of the UCC.

“Subject Interests” shall have the meaning set forth in the Conveyance Document.

“Substitute Collateral” shall have the meaning set forth in Section 16(d) hereof.

“Termination Date” shall have the meaning set forth in Section 19 hereof.

“Trust” shall have the meaning set forth in the first paragraph hereof.

“Trust Agreement” shall have the meaning set forth in Recital 1 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies; and provided, further, that all references herein to specific Sections or sub-sections of the UCC are references to such Sections or subsections, as the case may be, of the applicable Uniform Commercial Code as in effect on the date hereof.

A “Value Gap” shall exist if, on any date of determination, the Production Payment Value as of such date is not at least equal to the Current Total Subject Amount (as of such date) multiplied by two (2).

“Verano” means Verano Collateral Holdings LLC, a Delaware limited liability company.

“Verano Agreements” means any Conveyance Document, the Hydrocarbons Sales Agreement and the Mortgage.

3. Pledge of Securities, etc.

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by Pledgor, Pledgor does hereby grant, pledge and assign to Pledgee for the benefit of the Trust, and does hereby create a continuing security interest in favor of Pledgee for the benefit of the Trust in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) the Limited Liability Company Interests;

(b) all books and records pertaining to the Limited Liability Company Interest;

(c) all certificates and instruments representing or evidencing the Limited Liability Company Interests; and

(d) all Proceeds of any and all of the foregoing.

3.2 Procedures. To the extent that Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, Pledgor shall, if such Collateral is represented by certificate (within 10 days after it obtains such certificate), physically deliver such certificate to Pledgee, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC).

3.3 Certain Representations, Warranties And Covenants Regarding the Collateral.

(a) Pledgor represents and warrants on the date hereof: (i) the Limited Liability Company Interests held by Pledgor consist of 100% of the limited liability membership interests of Verano; (ii) such Limited Liability Company Interests are not and do not represent interests (x) in an issuer that is registered as an investment company, (y) that are dealt in or traded on securities or exchanges or markets, or (z) the terms of which expressly provide that they are a security governed by Article 8 of the UCC; (iii) such Limited Liability Company Interests are not subject to any security interest other than the security interest in favor of the Trustees under this Agreement; (iv) Pledgor has complied with the respective procedures set forth in Section 3.2 hereof with respect to any Limited Liability Company Interest which is represented by a certificate; and (v) Pledgor owns no other Securities or Limited Liability Company Interests which are required to be pledged under Section 3.2 hereof.

(b) Pledgor covenants and agrees that, until payment in full of the Obligations, it shall at all times cause the statements contained in clauses 3.3(a)(i) -(v) to be true and correct.

3.4 Pledgor Remains Liable. Anything herein to the contrary notwithstanding:

(a) Pledgor shall remain liable under the LLC Agreement and/or any Pledgor Agreement, to the extent set forth therein, to perform all of its agreements thereunder to the same extent as if this Agreement had not been executed;

(b) the exercise by Pledgee of any of its rights hereunder shall not release Pledgor from any of its agreements under the LLC Agreement and the Pledgor Agreements; and

(c) Pledgee shall not have any obligation under the LLC Agreement or any Pledgor Agreement by reason of this Agreement, nor shall Pledgee be obligated to perform any of the obligations or duties of Pledgor thereunder.

3.5 Covenants and Agreements. Pledgor hereby covenants and agrees that:

(a) The exercise by Pledgee of any of its rights hereunder shall not release Pledgor from any of its agreements under the LLC Agreement and the Pledgor Agreements; and

(b) Pledgee shall not have any obligation under the LLC Agreement or any Pledgor Agreement by reason of this Agreement, nor shall Pledgee be obligated to perform any of the obligations or duties of Pledgor thereunder.

4. Appointment Of Agents; Endorsements, Etc. Pledgee shall have the right to appoint an agent for the purpose of retaining physical possession of the Collateral, which may be held (in the reasonable discretion of Pledgee) in the name of Pledgor, endorsed or assigned in blank or in favor of Pledgee or any nominee or nominees of Pledgee or an agent appointed by Pledgee. The fees and expenses of any such agent shall be paid by the Trust.

5. Voting, Etc., While No Event Of Default. Unless and until there shall have occurred and be continuing any Event of Default, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or result in a breach of any covenant contained in this Agreement, or which could reasonably be expected to have the effect of impairing the position or interests of Pledgee in the Collateral, unless expressly permitted by the terms of this Agreement. All such rights of Pledgor to vote and to give consents, waivers and ratifications shall cease if an Event of Default has occurred and is continuing, and during such continuance, Section 7 hereof shall be applicable.

6. Distributions and Payments of Amounts due under the Conveyance Documents.

(a) Pledgor will not permit Verano to declare or make, or agree to pay or make, directly or indirectly, any distribution (whether in cash, securities or other Property) with respect to any membership interests in Verano, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such member interests in Verano or any option, warrant or other right to acquire any such member interests in Verano, make any other return of capital to Pledgor or make any other distribution of its Property to Pledgor, except that so long as an Event of Default has not occurred and is not continuing, or would not exist after giving effect thereto, on and at any time after the date of the payment in full by Pledgor of all Contributions due on or before March 31, 2011, Verano may declare and pay cash distributions to Pledgor to the extent of Available Cash . All cash distributions once made by Verano to Pledgor in accordance with this Section 6 shall no longer constitute Proceeds or Collateral. All distributions or other payments which are received by Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Pledgee, shall be segregated from other Property or funds of Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

(b) Pledgor shall pay all amounts due Verano under and in connection with the Conveyance Documents and the Hydrocarbons Sales Agreement to an account which Pledgor will cause to be established by Verano prior to January 1, 2011.

7. Remedies In Case Of an Event Of Default. If there shall have occurred and be continuing an Event of Default, then and in every such case, Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as it may be in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise any or each of the following rights:

(a) to receive all amounts payable in respect of the Collateral, including amounts otherwise payable to the Pledgor pursuant to Section 6(a) hereof;

(b) to have all or any part of the Limited Liability Company Interests registered in the name of Pledgee or its nominee;

(c) to vote (and exercise all rights and powers in respect of voting) all or any part of the Limited Liability Company Interests (whether or not transferred into the name of Pledgee) and give all consents, waivers and ratifications in respect of the Limited Liability Company Interests and otherwise act with respect thereto as though it were the outright owner thereof (Pledgor hereby irrevocably constituting and appointing Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

(d) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by Pledgor), for cash, on credit or for other Property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and at such time or times, at such place or places and on such terms as Pledgee may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable, provided at least 10 days’ written notice of the time and place of any such sale shall be given to Pledgor. Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, Pledgee on behalf of the Trust may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption and for purposes of any such bid shall be permitted to use and apply any unpaid part of the Obligations as a credit on account of the purchase price in such sale. Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

(e) Pledgee may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim or modify any warranties of title to the Collateral.

Pledgor and Pledgee agree, to the fullest extent permitted by applicable law, that Pledgee shall have the right to “credit bid” any or all of the Obligations in connection with any sale or foreclosure proceeding in respect of the Collateral, including without limitation, sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the Bankruptcy Code.

Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable State securities laws, Trustees may be compelled, with respect to the sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such State securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that Trustees shall have no obligation to engage in any public sale of any Limited Liability Company Interests or Securities included in the Collateral, even if a public sale would result in a higher price.

8. Remedies, Cumulative, Etc. Each and every right, power and remedy of Pledgee provided for in this Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. Notice to or demand on Pledgor in any case shall not entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Pledgee to any other or further action in any circumstances without notice or demand.

9. Application Of Proceeds.

(a) All monies collected by Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by Pledgee hereunder, shall be applied as follows:

(i) first, to the payment of all reasonable costs, fees and expenses of Pledgee and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with this Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of Pledgee’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by Pledgee in so doing;

(ii) second, to pay all Obligations then due;

(iii) third, to be held as cash collateral securing any remaining unpaid Obligations (but only in an amount equal to the aggregate amount of Obligations, whether or not then due, remaining to be performed) unless and until any such Obligation has been paid; and

(iv) fourth, to Pledgor or as a court of competent jurisdiction may direct.

(b) It is understood and agreed that Pledgor shall remain liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

10. Purchasers Of Collateral. Upon any sale of the Collateral by Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. Indemnity. Pledgor agrees (i) to indemnify, reimburse and hold harmless Pledgee and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities or expenses and disbursements of whatsoever kind or nature to the extent incurred or arising by reason of the gross negligence or willful misconduct of the respective Indemnitee). In no event shall Pledgee or any other Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies or other Property actually received by it in accordance with the terms hereof. The indemnity obligations of Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the payment of all Obligations and notwithstanding the discharge or other termination of this Agreement.

12. Pledgee Not A Limited Liability Company Member.

(a) Nothing herein shall be construed to make Pledgee liable as a member of any limited liability company and Pledgee by virtue of this Agreement or otherwise shall not have any of the duties, obligations or liabilities of a member of any limited liability company. Unless and until Pledgee shall purchase the Limited Liability Company Interest, Pledgee shall not be a member of Verano. The parties hereto expressly agree that this Agreement shall not be construed as creating a partnership or joint venture among Pledgee, Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, Pledgee, by accepting this Agreement, does not intend to become a member of any limited liability company or otherwise be deemed to be a co-venturer with respect to Pledgor, any limited liability company and/or any other Person either before or after an Event of Default shall have occurred.

(c) Pledgee shall not be obligated to perform or discharge any obligation of Pledgor as a result of the pledge hereby effected.

(d) The acceptance by Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder.

13. Further Assurances; Power-Of-Attorney.

(a) Pledgor agrees that it will join with Pledgee in executing and, at Pledgor’s expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to Pledgee, in such offices as Pledgee may reasonably deem necessary or appropriate and wherever required by law in order to perfect and preserve Pledgee’s security interest in the Collateral hereunder and hereby authorizes Pledgee to file financing statements relative to all or any part of the Collateral without the signature of Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Pledgor hereby constitutes and appoints Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement to the fullest extent permitted by applicable law, which appointment as attorney is coupled with an interest.

14. Pledgee As Holder Of The Collateral. Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received by Pledgee pursuant to this Agreement. It is expressly understood, acknowledged and agreed that the obligations of Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. Pledgee shall act hereunder on the terms and conditions set forth herein.

15. Transfer By Pledgor. Pledgor will not sell or otherwise dispose of, grant any option with respect to, or (except for the security interests granted to Pledgee) mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16. Representations, Warranties And Covenants Of Pledgor.

(a) Pledgor represents and warrants that:

(i) it is the legal, beneficial and record owner of, and has good and valid title to, all of the Collateral and that it has sufficient interest in all of the Collateral in which a security interest is purported to be created hereunder for such security interest to attach thereto;

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of Pledgor) and no material consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by Pledgor in connection with (A) the execution, delivery or performance of this Agreement by Pledgor, (B) the validity or enforceability of this Agreement against Pledgor, (C) the perfection or enforceability of Pledgee’s security interest in the Collateral or (D) except for compliance with or as may be required by applicable securities laws, the exercise by Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by Pledgor of this Agreement or compliance by it with the terms and provisions hereof nor the consummation of the transactions contemplated herein: (A) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to Pledgor; (B) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the properties or assets of Pledgor pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which Pledgor is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (C) will violate any provision of the certificate of incorporation or by-laws of Pledgor or of the LLC Agreement;

(vi) the Limited Liability Company Interests have been duly and validly issued, are fully paid and non-assessable and are not subject to any options to purchase or similar rights;

(vii) Pledgor is a corporation organized and existing under the laws of the State of Delaware and the principal executive office of Pledgor is located at the address for Pledgor given in Section 20 hereof; and

(viii) upon the filing with the Secretary of State of the State of Delaware of a UCC-1 financing statement naming Pledgor as “debtor,” Pledgee as “secured party” and describing the Collateral as the collateral, the security interest of Pledgee in the Collateral will be a valid and perfected, first priority security interest.

(b) Pledgor covenants and agrees that it will defend Pledgee’s right, title and security interest in and to Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

(c) Pledgor shall not change its legal name, its type of organization, its jurisdiction of organization, or its Location, except that any such changes shall be permitted if (i) it shall have given to Pledgee not less than 30 days’ prior written notice of each change and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by Pledgee to maintain the security interests of Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(d) So long as no Event of Default has occurred and is continuing, Pledgor or its affiliates shall have the right, upon at least thirty (30) days’ prior written notice to Pledgee, to obtain the release of any collateral securing the Obligations, provided that Pledgor or one or more of its affiliates shall concurrently execute and deliver to Pledgee an additional or supplemental mortgage or security agreement, in form similar to the Mortgage or otherwise satisfactory to Pledgee in its reasonable discretion, granting to Pledgee a lien on Property (the “Substitute Collateral”) of the same or greater value as the collateral securing the obligations being concurrently released (the “Release Collateral”). Concurrently with such substitution of collateral (a) Pledgor or its affiliate, as applicable, shall execute and deliver to Pledgee all documents, instruments and financing statements necessary to perfect the lien and security interest in the Substitute Collateral and (b) Pledgee shall execute and deliver to Pledgor all documents, instruments, releases and financing statement amendments or terminations necessary to release Pledgee’s lien and security interest in the Release Collateral. Pledgor shall pay all costs and expenses of substituting and releasing collateral pursuant to this Section 16(d), including filing and recording expenses, and the reasonable fees and disbursements of Pledgee’s legal counsel incurred in connection with such substitution of collateral.

(e) Pledgor or Pledgee may request on or prior to January 30th of each applicable year that the Approved Petroleum Engineer prepare an annual Reserve Report evaluating the Production Payment as of the immediately preceding December 31st. Promptly after receipt of any such annual Reserve Report or the occurrence and continuance of a Material Event, upon the written request of Pledgee, applicable calculations shall be made to determine whether a Value Gap exists; provided that, upon the occurrence and continuance of a Material Event described in clause (b) of the definition thereof, the Pledgor and Pledgee may agree to undertake an update of the most recent Reserve Report. If it is determined that a Value Gap exists, then Pledgor or one or more of its affiliates will, as soon as practicable (but in any event no later than thirty days after the date on which it was determined that a Value Gap exists or such later date as is reasonably necessary for Pledgee to value and accept such additional Property as Collateral and for the grantor thereof and Pledgee to document and perfect its lien or security interest therein), at its option, either, or any combination of the following, (i) grant to Pledgee a perfected security interest in additional Property, (ii) convey additional overriding royalty interests to Verano or otherwise increase the Production Payment Value or (iii) make one or more additional Contributions payments so as to decrease the Current Total Subject Amount, such that the total remaining Production Payment Value, together with the value of any additional Property provided as Collateral pursuant to clause (i) of this sentence and together with reductions to the then Current Total Subject Amount resulting from additional Contribution payments, reduces the Value Gap to at least zero.

(f) Promptly after Pledgor becomes aware of the occurrence of any Material Event, it shall provide notice thereof to Pledgee.

17. Pledgor’s Obligations Absolute, Etc. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement or release of the Collateral pursuant to Section 19 hereof), including, without limitation:

(a) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(b) any furnishing of any additional Collateral to Pledgee or its assignee or any acceptance thereof or any release of any Collateral by Pledgee or its assignee;

(c) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Termination; Release. On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and Pledgee, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction and discharge of the Obligations and of release, termination and/or reconveyance of the Collateral), and will duly release from the security interest created hereby and assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which all Obligations have been paid in full.

20. Notices, Etc. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service. Any such notice or other communication shall be deemed received, if mailed, on the date received by the addressee, if sent by telecopy, on the date sent as evidenced by machine-generated transmission confirmation; provided that if any such date is on a weekend or holiday observed by governmental offices of the state (or District of Columbia) in which the recipient is located, then such date will be deemed to be on the next date which is not a weekend or such holiday; when by courier, the date delivered by the courier to the recipient thereof. All notices and other communications shall be in writing and addressed as follows:

(a)	if to Pledgor, at:

BP Exploration & Production Inc.

501 WestLake Park Blvd

Fax No.: (281)366-5901

Attention: Mark Holstein

(b)	if to Pledgee, at:

John S. Martin, Jr.,

  a Trustee of The Deepwater Horizon Oil Spill Trust

c/o Martin & Obermaier, LLC

565 Fifth Avenue

New York, NY 10017

Fax No.: 212-883-7688

Kent D. Syverud,

  a Trustee of The Deepwater Horizon Oil Spill Trust

One Brookings Drive

Anheuser Busch Hall

Campus Box 1120

St. Louis, MO 63130

Fax No.: 314-935-6493

with a copy (which shall not constitute notice) to:

James L. Rice, III

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana St., 44th Floor

Houston, TX 77002

Fax No.: 713-236-0832

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

21. Waiver: Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by Pledgee and Pledgor.

22. Successors And Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19, (ii) be binding upon Pledgor, its successors and assigns; provided, however, that Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of Pledgee, and (iii) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee and its respective successors, transferees and assigns. All agreements, statements, representations and warranties made by Pledgor herein or in any certificate or other instrument delivered by Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by Pledgee and shall survive the execution and delivery of this Agreement regardless of any investigation made by Pledgee or on its behalf.

23. Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

24. Governing Law; Submission To Jurisdiction; Venue; Waiver Of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH

AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF HARRIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER IT. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

25. Pledgor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral, and Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgee’s possession and return of such Collateral upon the termination of this Agreement, nor shall Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

26. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Pledgor and Pledgee.

27. Construction. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement.). Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed by its duly authorized officer as of the date first above written, and each Trustee has executed this Agreement as of the date first above written.

BP EXPLORATION & PRODUCTION INC.

By:	/s/ James H. Dupree
	Name:	James H. Dupree
	Title:	President

Accepted and Agreed to:

JOHN S. MARTIN, JR., as Trustee

/s/ John S. Martin

KENT D. SYVERUD, as Trustee

/s/ Kent D. Syverud

Signature Page: Pledge and Collateral Agreement